                                                                   EXHIBIT (10k)

                 FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER dated as of August 14, 2001 (this "Amendment") is by and among UNIFI, INC., a New York corporation (the "Borrower"), the Borrower's Domestic Subsidiaries party hereto (individually a "Guarantor" and collectively the "Guarantors"), the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the meanings provided in the Credit Agreement (as defined below).

                                   WITNESSETH:

         WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of December 20, 2000 (as amended and modified from time to time, the "Credit Agreement");

         WHEREAS, the Borrower notified the Administrative Agent on July 24, 2001 of the existence of an Event of Default under the Credit Agreement as a result of the failure of the Credit Parties to comply with the terms of Section 7.11(i) of the Credit Agreement as of the fiscal quarter ended June 24, 2001 (the "Acknowledged Event of Default");

         WHEREAS, the Borrower has asked the Lenders to waive exercising their rights and remedies arising under the Credit Agreement and the other Credit Documents as a result of the Acknowledged Event of Default until October 31, 2001 (the "Waiver Termination Date"), including their right to accelerate the full outstanding balance of the Credit Party Obligations. The Administrative Agent and the Lenders have agreed to do so, but only upon the terms and conditions set forth herein;

         WHEREAS, the parties hereto have agreed to amend the Credit Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the parties hereby agree as follows:

         1. Reaffirmation of Existing Debt. The Credit Parties acknowledge and confirm that (a) the Borrower's obligation to repay the outstanding principal amount of the Loans and to reimburse the Issuing Lender for any drawing on a Letter of Credit is unconditional and not subject to any offsets, defenses or counterclaims, (b) the Administrative Agent and the Lenders have performed fully all of their respective obligations under the Credit Agreement and the other Credit Documents, and (c) by entering into this Amendment, the Lenders do not waive or release (except as specifically provided herein) any term or condition of the Credit Agreement or any of the other Credit Documents or any of their rights or remedies under such Credit Documents or applicable law or any of the obligations of any Credit Party thereunder.

         2. Waiver. Subject to the terms and conditions of this Amendment, the Administrative Agent and the Lenders agree to waive exercising their rights under the Credit Agreement and the other Credit Documents (other than this Amendment), to the extent and only to the extent such rights arise exclusively as a result of the Acknowledged Event of Default; provided, however, the Administrative Agent and the Lenders shall be free to exercise any or all of their rights and remedies arising on account of any Default or Event of Default under the Credit Agreement or any other Credit Document, including without limitation the Acknowledged Event of Default, at any time after the occurrence of a Waiver Termination Event (as defined below) or the Waiver Termination Date. The term "Waiver Termination Event" shall mean the existence or occurrence of any Default or Event of Default under the Credit Agreement or any other Credit Document (including a breach of any term of this Amendment) other than the Acknowledged Event of Default.

         3. Amended Definitions. The following definitions in Section 1.1 of the Credit Agreement are hereby amended as follows:

                  (a) The definition of "Applicable Percentage" is amended and restated in its entirety to read as follows:

                           "Applicable Percentage" means, (i) with respect to
                  Eurodollar Loans, Swingline CD Loans and Letter of Credit Fees, 2.0%, (ii) with respect to Base Rate Loans 0% and (iii) with respect to Facility Fees, 0.5%.

                  (b) The definition of "Revolving Committed Amount" is amended and restated in its entirety to read as follows:

                           "Revolving Committed Amount" means ONE HUNDRED FIFTY
                  MILLION DOLLARS ($150,000,000), as such amount may be reduced pursuant to Section 3.4 or increased pursuant to Section 2.1(f).

                  (c) The definition of "Utilization Fee" is deleted in its entirety.

         4. Schedule 2.1(a). Schedule 2.1(a) is hereby amended and replaced in its entirety with Schedule 2.1(a) attached hereto.

         5. Conditions Precedent. This Amendment shall become immediately effective (the "Effective Date") upon the receipt by the Administrative Agent of the following, each in form and substance satisfactory to the Administrative Agent and the Lenders:

                  (a) Executed Amendment. Receipt by the Administrative Agent of a duly executed copy of this Amendment.


                                       2
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                  (b)      Opinions of Counsel. The Administrative Agent shall
         have received an opinion, or opinions, dated as of the Effective Date from counsel to the Credit Parties.

                  (c) Amendment Fee. Payment by the Credit Parties to the Administrative Agent, for the pro rata benefit of each Lender approving this Amendment prior to August 14, 2001, an amendment fee of $150,000.

         6.       Miscellaneous.

                  (a) The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement and the obligations of the Credit Parties thereunder and under the other Credit Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

                  (b) The Credit Parties represent and warrant to the Lenders that (i) the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement are true and correct as of the date hereof, (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default (other than the Acknowledged Event of Default) and (iii) no Credit Party has any counterclaims, offsets, credits or defenses to the Credit Documents and the performance of its obligations thereunder, or if any Credit Party has any such claims, counterclaims, offsets, credits or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Amendment.

                  (c) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

                  (d) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

                  (e) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  (f) Each Credit Party hereby represents and warrants as follows:

                           (i) Each Credit Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

                           (ii) This Amendment has been duly executed and delivered by the Credit Parties and constitutes legal, valid and binding obligations of the Credit


                                       3
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                  Parties, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                           (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this Amendment.

                  (g) The Guarantors (i) acknowledge and consent to all of the terms and conditions of this Amendment, (ii) affirm all of their obligations under the Credit Documents and (iii) agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Credit Agreement or the other Credit Documents.

                  (h) This Amendment, together with the other Credit Documents, represents the entire agreement of the parties and supersedes all prior agreements and understandings, oral or written, if any, relating to the Credit Documents or the transactions contemplated herein and therein.

                  [remainder of page intentionally left blank]

         Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                           UNIFI, INC., a New York corporation

                                    By:      Charles F. McCoy
                                       -----------------------------------------
                                    Name:    Charles F. McCoy
                                         ---------------------------------------
                                    Title:   VP, Secretary & General Counsel
                                          --------------------------------------

GUARANTORS:                         UNIFI SALES & DISTRIBUTION, INC.,
                                    a North Carolina corporation

                                    By:      Charles F. McCoy
                                       -----------------------------------------
                                    Name:    Charles F. McCoy
                                         ---------------------------------------
                                    Title:   VP & Secretary
                                          --------------------------------------



                                    UNIFI MANUFACTURING, INC.,
                                    a North Carolina corporation

                                    By:      Charles F. McCoy
                                       -----------------------------------------
                                    Name:    Charles F. McCoy
                                         ---------------------------------------
                                    Title:   VP & Secretary
                                          --------------------------------------


                                    UNIFI EQUIPMENT LEASING, LLC,
                                    a North Carolina limited liability company

                                    By:      Charles F. McCoy
                                       -----------------------------------------
                                    Name:    Charles F. McCoy
                                         ---------------------------------------
                                    Title:   VP & Secretary
                                          --------------------------------------


                                    UNIFI MANUFACTURING VIRGINIA, LLC,
                                    a North Carolina limited liability company


                                    By:      Charles F. McCoy
                                       -----------------------------------------
                                    Name:    Charles F. McCoy
                                         ---------------------------------------
                                    Title:   VP & Secretary
                                          --------------------------------------

                                    UNIFI EXPORT SALES, LLC,
                                    a North Carolina limited liability company

                                    By:      Charles F. McCoy
                                       -----------------------------------------
                                    Name:    Charles F. McCoy
                                         ---------------------------------------
                                    Title:   VP & Secretary
                                          --------------------------------------

                                    UNIFI INTERNATIONAL SERVICE, INC.,
                                    a North Carolina corporation

                                    By:      Charles F. McCoy
                                       -----------------------------------------
                                    Name:    Charles F. McCoy
                                         ---------------------------------------
                                    Title:   VP & Secretary
                                          --------------------------------------

                                    UNIFI TECHNICAL FABRICS, LLC,
                                    a North Carolina limited liability company

                                    By:      Charles F. McCoy
                                       -----------------------------------------
                                    Name:    Charles F. McCoy
                                         ---------------------------------------
                                    Title:   VP & Secretary
                                          --------------------------------------

                                    SPANCO INDUSTRIES, INC.,
                                    a North Carolina corporation

                                    By:      Charles F. McCoy
                                       -----------------------------------------
                                    Name:    Charles F. McCoy
                                         ---------------------------------------
                                    Title:   VP & Secretary
                                          --------------------------------------

                                    SPANCO INTERNATIONAL, INC.,
                                    a North Carolina corporation

                                    By:      Charles F. McCoy
                                       -----------------------------------------
                                    Name:    Charles F. McCoy
                                         ---------------------------------------
                                    Title:   VP & Secretary
                                          --------------------------------------

                                    UNIFI TEXTURED POLYESTER, LLC,
                                    a North Carolina limited liability company

                                    By:      Charles F. McCoy
                                       -----------------------------------------
                                    Name:    Charles F. McCoy
                                         ---------------------------------------
                                    Title:   VP & Secretary
                                          --------------------------------------

                                    GLENTOUCH YARN COMPANY, LLC,
                                    a North Carolina limited liability company

                                    By:      Charles F. McCoy
                                       -----------------------------------------
                                    Name:    Charles F. McCoy
                                         ---------------------------------------
                                    Title:   VP & Secretary
                                          --------------------------------------

LENDERS: BANK OF AMERICA, N.A., individually in its capacity as a Lender and in its capacity as the Administrative Agent

                                    By:      E. Phifer Helms
                                       -----------------------------------------
                                    Name:    E. Phifer Helms
                                         ---------------------------------------
                                    Title:   Managing Director
                                          --------------------------------------

                                    CREDIT SUISSE FIRST BOSTON

                                    By:      Bill O'Daly
                                       -----------------------------------------
                                    Name:    Bill O'Daly
                                         ---------------------------------------
                                    Title:   Assistant Vice President
                                          --------------------------------------

                                    WACHOVIA BANK, N.A.

                                    By:      Michael H. Trainor
                                       -----------------------------------------
                                    Name:    Michael H. Trainor
                                         ---------------------------------------
                                    Title:   Vice President
                                          --------------------------------------

                                    CITIBANK, N.A.

                                    By:      Dennis I. Bermack
                                       -----------------------------------------
                                    Name:    Dennis I. Bermack
                                         ---------------------------------------
                                    Title:   Managing Director
                                          --------------------------------------

                                    THE CHASE MANHATTAN BANK

                                    By:      Thomas H. Bell
                                       -----------------------------------------
                                    Name:    Thomas H. Bell
                                         ---------------------------------------
                                    Title:   VP
                                          --------------------------------------

                                    FIRST UNION NATIONAL BANK

                                    By:      David J.C. Silander
                                       -----------------------------------------
                                    Name:    David J.C. Silander
                                         ---------------------------------------
                                    Title:   Vice President
                                          --------------------------------------

                                    THE INDUSTRIAL BANK OF JAPAN, LIMITED

                                    By:      James W. Masters
                                       -----------------------------------------
                                    Name:    James W. Masters
                                         ---------------------------------------
                                    Title:   Senior Vice President
                                          --------------------------------------

                                    BANK HAPOALIM B.M.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                                                       EXHIBIT I

                                   DEFINITIONS

                  AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS (SUCH MEANINGS TO BE EQUALLY APPLICABLE TO BOTH THE SINGULAR AND PLURAL FORMS OF THE TERMS DEFINED):

                  "ADJUSTED DILUTION RATIO" means, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.

                  "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

                  "AGENT" has the meaning set forth in the preamble to this Agreement.

                  "AGENT'S ACCOUNT" means account #8735-098787 at Wachovia Bank, N.A., ABA #053100494.

                  "AGGREGATE INVESTED AMOUNT" means, on any date of determination, the aggregate Invested Amount of all Receivable Interests outstanding on such date.

                  "AGGREGATE REDUCTION" has the meaning specified in Section
1.3.

                  "AGGREGATE UNPAIDS" means, at any time, an amount equal to the sum of (i) the Aggregate Invested Amount, plus (ii) all Recourse Obligations (whether due or accrued) at such time.

                  "AGREEMENT" means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

                  "ALTERNATE BASE RATE" means for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

                  "AMORTIZATION DATE" means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day


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immediately prior to the occurrence of an Event of Bankruptcy with respect to any Seller Party, (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, and (iv) the date which is 5 Business Days after the Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

                  "AMORTIZATION EVENT" has the meaning specified in Article IX.

                  "APPROVED FACTORING OBLIGOR" means any of The CIT Group, Inc., GE Capital Corporation or HSBC Bank.

                  "APPROVED JURISDICTION" means (a) the United States or any political subdivision thereof, or (b) Canada or any province thereof other than Quebec or Newfoundland.

                  "AUTHORIZED OFFICER" means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.

                  "BLUE RIDGE" has the meaning set forth in the preamble to this Agreement.

                  "BLUE RIDGE'S PORTION" means, on any date of determination, the sum of the percentages represented by the Receivable Interests.

                  "BROKEN FUNDING COSTS" means for any Receivable Interest which: (i) has its Invested Amount reduced without compliance by Seller with the notice requirements hereunder, except as otherwise specified in this Agreement or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice as a result of the Seller failing to pay any or all of the amount of such Aggregate Reduction or (iii) is assigned by Blue Ridge to the Liquidity Banks under the Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Receivable Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Invested Amount of such Receivable Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of
(x) to the extent all or a portion of such Invested Amount is allocated to another Receivable Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Invested Amount for the new Receivable Interest, and (y) to the extent such Invested Amount is not allocated to another Receivable Interest, the income, if any, actually received during the remainder of such period by the holder of such Receivable Interest from investing the portion of such Invested Amount not so allocated. All Broken Funding Costs shall be due and payable hereunder upon demand.

                  "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York, New York or Atlanta, Georgia, Greensboro, North Carolina and The Depository Trust Company of New York is open for business, and, if the applicable Business


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

Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

                  "CALCULATION PERIOD" means each Fiscal Month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the initial Purchase hereunder and the final Calculation Period shall terminate on the Final Payout Date.

                  "CHANGE OF CONTROL" means (a) the acquisition by any Person, or two or more Persons acting in concert (who are not as of the Closing Date, beneficial owners of any voting Equity Interests of Unifi), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of Unifi, or (b) Unifi ceases to own 100% of the outstanding shares of voting stock of Seller.

                  "COLLECTION ACCOUNT" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

                  "COLLECTION ACCOUNT AGREEMENT" means an agreement substantially in the form of Exhibit VI among an Originator, Servicer, Seller, the Agent and a Collection Bank.

                  "COLLECTION BANK" means, at any time, any of the banks holding one or more Collection Accounts.

                  "COLLECTION NOTICE" means a notice, in substantially the form of Annex A to Exhibit VI, from the Agent to a Collection Bank.

                  "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

                  "COMMERCIAL PAPER" means promissory notes of Blue Ridge issued by Blue Ridge in the commercial paper market.

                  "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

                  "CONTRACT" means, (a) with respect to any Trade Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Trade Receivable arises or which evidences such Trade Receivable, and (b) with respect to any Factoring Receivable, any and all factoring agreements, instruments, invoices, statements or other writings pursuant to which such Factoring Receivable arises or which evidences such Factoring Receivable.

                  "CP COSTS" means, for each day, the sum of (i) discount or interest accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any investment of Blue Ridge pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Purchase during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Purchase, the principal associated with any such Purchase shall, during such period, be deemed to be funded by Blue Ridge in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal.

                  "CREDIT AND COLLECTION POLICY" means Seller's credit and collection policies and practices relating to Contracts and Trade Receivables existing on the date hereof and summarized in Exhibit VII hereto, as modified from time to time in accordance with this Agreement.

                  "CUT-OFF DATE" means the last day of a Calculation Period.

                  "DAYS SALES OUTSTANDING" means, as of any day, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

                  "DEEMED COLLECTIONS" means Collections deemed received by Seller under Section 1.4(a).

                  "DEFAULT HORIZON RATIO" means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators during the 4 Calculation Periods ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-off Date.

                  "DEFAULT RATE" means a rate per annum equal to the sum of (i) the Alternate Base Rate plus (ii) 2.00%, changing when and as the Alternate Base Rate changes.

                  "DEFAULT RATIO" means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the total amount of Eligible Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (y) the aggregate sales generated by the Originators during the Calculation Period occurring 5 months prior to the Calculation Period ending on such Cut-Off Date.

                  "DEFAULT TRIGGER RATIO" means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the total amount of Defaulted Receivables as of such Cut-Off Date, by (b) the aggregate Outstanding Balance of all Receivables as of such Cut-Off Date.

                  "DEFAULTED RECEIVABLE" means a Receivable: (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, would be written off Seller's books as uncollectible; or (iii) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment.

                  "DELINQUENCY RATIO" means, at any time, a percentage equal to
(i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

                  "DELINQUENT RECEIVABLE" means a Receivable as to which any payment, or part thereof, remains unpaid for 61-90 days from the original due date for such payment.

                  "DEMAND ADVANCE" means any advance made by Seller to Unifi at any time while it is acting as the Servicer, which advance (a) is payable upon demand, (b) is not evidenced by an instrument, chattel paper or a certificated security, (c) bears interest at a market rate determined by Seller and the Servicer from time to time, (d) is not subordinated to any other Indebtedness or obligation of the Servicer, and (e) may not be offset by Unifi against amounts due and owing from Seller to it under its Subordinated Note; PROVIDED, HOWEVER, that no Demand Advance may be made after the Facility Termination Date or on any date prior to the Facility Termination Date on which an Amortization Event or an Unmatured Amortization Event exists and is continuing.

                  "DILUTION" means the amount of any reduction or cancellation of the Outstanding Balance of a Receivable as described in Section 1.4(a).

                  "DILUTION HORIZON RATIO" means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (i) the aggregate sales generated by the Originators during the 2 Calculation Periods ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.

                  "DILUTION RATIO" means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (i) the total amount of decreases in Outstanding Balances due to Dilutions during the Calculation Period ending on such Cut-Off Date, by (ii) the aggregate sales generated by the Originators during the Calculation Period prior to the Calculation Period ending on such Cut-Off Date.

                  "DILUTION RESERVE" means, for any Calculation Period, the product (expressed as a percentage) of:

                  (a) the sum of (i) two (2) times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, TIMES

                  (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

                  "DILUTION VOLATILITY COMPONENT" means the product (expressed as a percentage) of (i) the difference between (a) the highest three (3)-month rolling average Dilution Ratio over the past 12 Calculation Periods and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

                  "DOWNGRADED LIQUIDITY BANK" means a Liquidity Bank which has been the subject of a Downgrading Event.

                  "DOWNGRADING EVENT" with respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by S&P, or (ii) P-1 by Moody's.

                  "ELIGIBLE ASSIGNEE" means a commercial bank having a combined capital and surplus of at least $250,000,000 with a rating of its (or its parent holding company's) short-term securities equal to or higher than (i) A-1 by S&P and (ii) P-1 by Moody's.

                  "ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

                           (i) the Obligor of which is not an Affiliate of any of the parties hereto;

                           (ii) the Obligor of which (a) if a natural person, is a resident of an Approved Jurisdiction, or (b) if a corporation or other business organization, is organized under the laws of an Approved Jurisdiction and has its chief executive office in an Approved Jurisdiction; PROVIDED, HOWEVER, that in no event will Eligible Receivables owing from Obligors which are residents of or organized under the laws of Canada or any of its provinces other than Quebec and Newfoundland exceed 10% of total Receivables;

                           (iii) the Obligor of which (a) is not a state or local government, governmental subdivision or agency, and (b) is not the Federal government, governmental subdivision or agency unless Seller has complied with the Federal Assignment of Claims Act and any other applicable statute or regulation restricting the assignment of claims against such Obligor or the direct enforcement by any assignee of the applicable Originator against such Obligor,

                           (iv)     the Obligor of which is an Approved
                  Factoring Obligor (if such Receivable is a Factoring Receivable),

                           (v)      which is not a Defaulted Receivable,

                           (vi) which, if such Receivable is a Trade Receivable, constitutes an "account" or "chattel paper" under
                  Article 9 of the UCC of all applicable jurisdictions,

                           (vii) in which, the perfection of the Seller's interest under the Receivables Sale Agreement, and the Agent's interest, for the benefit of the Purchaser, under this Agreement, is governed by the laws of a jurisdiction where the Uniform Commercial Code - Secured Transactions is in force;

                           (viii) the Obligor of which is not the Obligor of Receivables as to which not more than 25% of the aggregate unpaid balance of all Receivables of such Obligor of which are Defaulted Receivables;

                           (ix)     the original term of which has not been
                  extended,

                           (x) which by its terms is due and payable within 30 days of the original billing date therefor,

                           (xi) which is denominated and payable only in United States dollars in the United States,

                           (xii) which constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

                           (xiii) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale, pledge or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of Blue Ridge to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

                           (xiv) which, if such Receivable is a Trade Receivable, represents an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator, which sale or provision has occurred,

                           (xv) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

                           (xvi) which satisfies all applicable requirements of the Credit and Collection Policy,

                           (xvii) which was generated in the ordinary course of the applicable Originator's business,

                           (xviii)  which, if such Receivable is a Trade
                  Receivable, arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator,

                           (xix) which is not subject to any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); PROVIDED, HOWEVER, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and PROVIDED, FURTHER, that Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Agent, that such Receivables shall not be subject to such offset,

                           (xx) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

                           (xxi) as to which each of the representations and warranties contained in Sections 5.1(g), (i), (j), (r), (s),
                  (t) and (u) is true and correct, and

                           (xxii) all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim (other than as created under this Agreement).

                  "EQUITY INTERESTS" means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the date of this Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with Unifi within the meaning of Section 414(b) or (c) of the Tax Code (and Sections 414(m) and (o) of the Tax Code for purposes of provisions relating to Section 412 of the Tax Code).

                  "EVENT OF BANKRUPTCY" shall be deemed to have occurred with respect to a Person if either:

                  (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                  (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

                  "FACILITY ACCOUNT" means Seller's account no. 8731051555 at Wachovia.

                  "FACILITY TERMINATION DATE" means the earlier of (i) the Liquidity Termination Date and (ii) the Amortization Date.

                  "FACTORING COMPANY RECEIVABLE" means all of an Originator's rights to payment (whether of purchase price, proceeds of advances, or otherwise) from any factor who has purchased or financed any indebtedness or obligation that would meet the definition of a "Trade Receivable" but for the first proviso in such definition.

                  "FEDERAL BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average rate of the quotations at approximately 11:30 a.m. (New York time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

                  "FEE LETTER" means that certain letter agreement dated as of December 19, 2000 among Seller, Unifi and the Agent, as it may be amended, restated or otherwise modified and in effect from time to time.

                  "FINAL PAYOUT DATE" means the date on which all Aggregate Unpaids have been paid in full and the Purchase Limit has been reduced to zero.

                  "FINANCE CHARGES" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

                  "FISCAL MONTH" means the fiscal months of the Seller as set forth on Schedule B attached hereto.

                  "FUNDING AGREEMENT" means (i) this Agreement, (ii) the Liquidity Agreement and (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of Blue Ridge.

                  "FUNDING SOURCE" means (i) any Liquidity Bank or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Blue Ridge.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

                  "INCREMENTAL PURCHASE" means a purchase of one or more Receivable Interests which increases the total outstanding Aggregate Invested Amount hereunder.

                  "INDEBTEDNESS" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and
(viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

                  "INDEMNIFIED AMOUNTS" has the meaning specified in Section
10.1.

                  "INDEMNIFIED PARTY" has the meaning specified in Section 10.1.

                  "INDEPENDENT DIRECTOR" shall mean a member of the Board of Directors of Seller who is not at such time, and has not been at any time during the preceding five (5) years: (A) a director, officer, employee or affiliate of Unifi, any Originator or any of their respective Subsidiaries or Affiliates (other than Seller), or (B) the beneficial owner (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Seller, any Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights.

                  "INVESTED AMOUNT" of any Receivable Interest means, at any time, (A) the Purchase Price of such Receivable Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Invested Amount in accordance with the terms and conditions of this Agreement; PROVIDED THAT such Invested Amount shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

                  "LIBO RATE" means, for any Tranche Period, the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the Invested Amount offered for a term comparable to such Tranche Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address "US0001M [Index] Q [Go]" effective as of 11:00 A.M., London time, two Business Days prior to the first day of such Tranche Period, PROVIDED that if no such offered rates appear on such page, the LIBO Rate for such Tranche Period will be (a) the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York, New York, selected by the Agent, at approximately 10:00 a.m.(New York time), two Business Days prior to the first day of such Tranche Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Tranche Period in an amount comparable to the Invested Amount, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal

Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

                  "LIQUIDITY AGREEMENT" means that certain Liquidity Asset Purchase Agreement dated as of December 19, 2000, by and among Blue Ridge, the Agent and the banks from time to time party thereto, as the same may be amended, restated and/or otherwise modified from time to time in accordance with the terms thereof.

                  "LIQUIDITY BANK" means each bank from time to time party to the Liquidity Agreement (other than the Agent acting in its capacity as the Agent thereunder).

                  "LIQUIDITY COMMITMENT" means, as to each Liquidity Bank, its commitment under the Liquidity Agreement. The Liquidity Commitments, in the aggregate, shall equal 102% of the Purchase Limit hereunder.

                  "LIQUIDITY FUNDING" means a purchase by any Liquidity Bank pursuant to its Liquidity Commitment of all or any portion of, or any undivided interest in, a Receivable Interest.

                  "LIQUIDITY TERMINATION DATE" means the earlier to occur of the following:

                  (a) the date on which the Liquidity Banks' Liquidity Commitments expire, cease to be available to Blue Ridge or otherwise cease to be in full force and effect; or

                  (b) the date on which a Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than 30 days, and either (i) the Downgraded Liquidity Bank shall not have been replaced by an Eligible Assignee pursuant to the Liquidity Agreement, or (ii) the Liquidity Commitment of such Downgraded Liquidity Bank shall not have been funded or collateralized in such a manner that will avoid a reduction in or withdrawal of the credit rating applied to the Commercial Paper to which such Liquidity Agreement applies by any of the rating agencies then rating such Commercial Paper.

                  "LOCK-BOX" means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

                  "LOSS RESERVE" means, for any Calculation Period, the product (expressed as a percentage) of (a) 2.0, times (b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the financial condition or operations of any Seller Party and its Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement or the Performance Guarantor to perform its obligations under the Performance Undertaking, (iii) the legality, validity or enforceability of this

Agreement or any other Transaction Document, (iv) the Agent's security interest, for the benefit of the Secured Parties, in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "MONTHLY REPORT" means a report, in substantially the form of
Exhibit VIII hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5.

                  "MONTHLY REPORTING DATE" means the 15th day of each month after the date of this Agreement (or if any such day is not a Business Day, the next succeeding Business Day thereafter).

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "NET POOL BALANCE" means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Obligor Concentration Limit for such Obligor.

                  "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.

                  "OBLIGOR CONCENTRATION LIMIT" means, at any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody's (or in the absence thereof, the equivalent long term unsecured senior debt ratings), the applicable concentration limit shall be determined according to the following table:

                                                         Allowable % of Eligible
               S&P Rating            Moody's Rating            Receivables
               ----------            --------------      -----------------------

                  A-1+                    P-1                     10%

                   A-1                    P-1                      8%

                   A-2                    P-2                      6%

                   A-3                    P-3                      3%

         Below A-3 or Not Rated     Below P-3 or Not
            by either S&P or     Rated by either S&P or          2.5%
                Moody's                 Moody's

; PROVIDED, HOWEVER, that (a) if any Obligor has a split rating, the applicable rating will be the lower of the two, (b) if any Obligor is not rated by either S&P or Moody's, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (c) subject to satisfaction of the Rating Agency Condition and/or an increase in the percentage set forth in clause (a)(i) of the definition of "REQUIRED RESERVE," upon Seller's request from time to time, the Agent may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a "SPECIAL CONCENTRATION LIMIT"), it being understood that any Special Concentration Limit may be cancelled by the Agent upon not less than five (5) Business Days' written notice to the Seller Parties.

                  "ORIGINATOR" means each of Unifi Sales & Distribution, Inc., a North Carolina corporation, and Unifi Export Sales, LLC, a North Carolina limited liability company, in its capacity as a seller under the Receivables Sale Agreement.

                  "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

                  "PARTICIPANT" has the meaning set forth in Section 12.2.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Unifi sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

                  "PERFORMANCE GUARANTOR" means Unifi, Inc.

                  "PERFORMANCE UNDERTAKING" means that certain Performance Undertaking, dated as of December 19, 2000 by Performance Guarantor in favor of Seller, substantially in the form of Exhibit IX, as the same may be amended, restated or otherwise modified from time to time.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Unifi or any of its ERISA Affiliates sponsors or maintains or to which Unifi or any of its ERISA Affiliates makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Plan maintained outside the United States primarily for the benefit of Persons who are not U.S. residents.

                  "POOLED COMMERCIAL PAPER" means Commercial Paper notes of Blue Ridge subject to any particular pooling arrangement by Blue Ridge, but excluding Commercial Paper issued by Blue Ridge for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Blue Ridge.

                  "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by Wachovia (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

                  "PROPOSED REDUCTION DATE" has the meaning set forth in Section 1.3.

                  "PURCHASE" means an Incremental Purchase or a Reinvestment.

                  "PURCHASE DATE" means each Business Day on which a Purchase is made hereunder.

                  "PURCHASE LIMIT" means $100,000,000.

                  "PURCHASE NOTICE" has the meaning set forth in Section 1.2.

                  "PURCHASE PRICE" means, with respect to any Incremental Purchase of a Receivable Interest, the amount paid to Seller for such Receivable Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Pool Balance (less the Required Reserve) on the applicable purchase date over the aggregate outstanding amount of Aggregate Invested Amount determined as of the date of the most recent Monthly Report, taking into account such proposed Incremental Purchase.

                  "PURCHASED ASSETS" means all of Seller's right, title and interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security, the Collections and all proceeds of the foregoing.

                  "RATING AGENCY CONDITION" means that Blue Ridge has received written notice from S&P and Moody's that an amendment, a change or a waiver will not result in a withdrawal or downgrade of the then current ratings on Blue Ridge's Commercial Paper.

                  "RECEIVABLE" means a Trade Receivable or a Factoring Company Receivable.

                  "RECEIVABLE INTEREST" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Invested Amount, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

                                    IA + RR
                             ----------------------
                                      NPB

                  WHERE:

                  IA       = the Invested Amount of such Receivable Interest.

                  NPB      = the Net Pool Balance.

                  RR       = the Required Reserve.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Facility Termination Date, each Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Facility Termination Date. The variable percentage represented by any Receivable Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Facility Termination Date shall remain constant at all times thereafter.

                  "RECEIVABLES SALE AGREEMENT" means that certain Receivables Sale Agreement, dated as of December 19, 2000, among the Originators and Seller, as the same may be amended, restated or otherwise modified from time to time.

                  "RECORDS" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

                  "RECOURSE OBLIGATIONS" has the meaning set forth in Section
2.1.

                  "REDUCTION NOTICE" has the meaning set forth in Section 1.3.

                  "REGULATORY CHANGE" has the meaning set forth in Section 10.2.

                  "REINVESTMENT" has the meaning set forth in Section 2.2.

                  "RELATED SECURITY" means, with respect to any Receivable:

                  (i) all of Seller's right, title and interest in and to the Related Security (under and as defined in the Receivables Sale Agreement),

                  (ii) all of Seller's right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable,

                  (iii) all of Seller's right, title and interest in and to the Demand Advances, and

                  (iv) all proceeds of any of the foregoing.

                  "REQUIRED LIQUIDITY BANKS" means, at any time, Liquidity Banks with Liquidity Commitments in excess of 50% of the aggregate amount of all Liquidity Commitments.

                  "REQUIRED NOTICE PERIOD" means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

                          AGGREGATE REDUCTION               REQUIRED NOTICE PERIOD
                          -------------------               ----------------------

                 less than 25% of the Purchase Limit            2 Business Days

                 greater than 25% but less than 50% of
                 the Purchase Limit                             5 Business Days

                 50% or more of the Purchase Limit             10 Business Days

                  "REQUIRED RESERVE" means, on any day during a Calculation Period, the product of (a) the greater of (i) the Required Reserve Factor Floor and (ii) the sum of the Loss Reserve, the Yield Reserve, the Dilution Reserve and the Servicing Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such Calculation Period.

                  "REQUIRED RESERVE FACTOR FLOOR" means, for any Calculation Period, the sum (expressed as a percentage) of (a) 10% plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to any Originator or its Affiliates in reimbursement of actual management services performed).

                  "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

                  "SECURED PARTIES" means the Indemnified Parties.

                  "SELLER" has the meaning set forth in the preamble to this Agreement.

                  "SELLER PARTIES" means, collectively, (a) Seller, and (b) at any time while Unifi is acting as the Servicer or the Performance Guarantor, Unifi.

                  "SERVICER" means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

                  "SERVICING FEE" means, for each day in a Calculation Period:

                  (a) an amount equal to (i) the Servicing Fee Rate (or, at any time while Unifi or one of its Affiliates is the Servicer, such lesser percentage as may be agreed between Seller and the Servicer on an arms' length basis based on then prevailing market terms for similar services), TIMES (ii) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, TIMES (iii) 1/360; or

                  (b) on and after the Servicer's reasonable request made at any time when Unifi or one of its Affiliates is no longer acting as Servicer hereunder, an alternative amount specified by the successor Servicer not exceeding (i) 110% of such Servicer's reasonable costs and expenses of performing its obligations under this Agreement during the preceding Calculation Period, DIVIDED BY (ii) the number of days in the current Calculation Period.

                  "SERVICING FEE RATE" means 1.0% per annum.

                  "SERVICING RESERVE" means, for any Calculation Period, the product (expressed as a percentage) of (a) the Servicing Fee Rate, TIMES (b) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

                  "SETTLEMENT DATE" means (A) the 2nd Business Day after each Monthly Reporting Date, and (B) the last day of the relevant Tranche Period in respect of each Receivable Interests funded through a Liquidity Funding.

                  "SETTLEMENT PERIOD" means (A) in respect of each Receivable Interest funded through the issuance of Commercial Paper, the immediately preceding Calculation Period, and (B) in respect of each Receivable Interest funded through a Liquidity Funding, the entire Tranche Period of such Liquidity Funding.

                  "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

                  "TAX CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  "TERMINATING TRANCHE" has the meaning set forth in Section 4.3(b).

                  "TRADE RECEIVABLE" means all indebtedness and other obligations owed to an Originator (at the times it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement) or Seller (after giving effect to the transfers under the Receivables Sale Agreement) or in which such Originator or Seller has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by such Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto; PROVIDED, HOWEVER, the term "TRADE RECEIVABLE" shall not include any such indebtedness or obligations which have been factored by the applicable Originator. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; PROVIDED, FURTHER, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or such Originator treats such indebtedness, rights or obligations as a separate payment obligation.

                  "TRANCHE PERIOD" means, with respect to any Receivable Interest funded through a Liquidity Funding:

                  (a) if Yield for such Receivable Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such shorter period as may be mutually agreeable to the Agent and Seller, commencing on a Business Day selected by Seller or the Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

                  (b) if Yield for such Receivable Interest is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by Seller and agreed to by the Agent, PROVIDED THAT no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Tranche Period shall end on the Facility Termination Date. The duration of each Tranche Period which commences after the Facility Termination Date shall be of such duration as selected by the Agent.

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, the Performance Undertaking, each Collection Account Agreement, the Fee Letter, each Subordinated Note (as defined in the Receivables Sale

Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "UNIFI" has the meaning specified in the preamble to this Agreement.

                  "UNMATURED AMORTIZATION EVENT" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

                  "WACHOVIA" means Wachovia Bank, N.A. in its individual capacity and its successors.

                  "YIELD" means for each Tranche Period relating to a Receivable Interest funded through a Liquidity Funding, an amount equal to the product of the applicable Yield Rate for such Receivable Interest multiplied by the Invested Amount of such Receivable Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

                  "YIELD RATE" means, with respect to each Receivable Interest funded through a Liquidity Funding, the LIBO Rate, the Alternate Base Rate or the Default Rate, as applicable.

                  "YIELD RESERVE" means, for any Calculation Period, the product (expressed as a percentage) of (i) 1.5 times (ii) the Alternate Base Rate as of the immediately preceding Cut-Off Date times (iii) a fraction the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

                  ALL ACCOUNTING TERMS NOT SPECIFICALLY DEFINED HEREIN SHALL BE CONSTRUED IN ACCORDANCE WITH GAAP. ALL TERMS USED IN ARTICLE 9 OF THE UCC IN THE STATE OF NEW YORK, AND NOT SPECIFICALLY DEFINED HEREIN, ARE USED HEREIN AS DEFINED IN SUCH ARTICLE 9.


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